UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2023

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 W Sam Houston Pkwy S, Floor 4

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(518) 535-9125

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 1, 2023, Vroom, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Virtu Americas LLC (“Virtu”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $50.0 million, from time to time, through an “at-the-market” equity offering program under which Virtu will act as sales agent. The Equity Distribution Agreement also provides for the sale of shares to Virtu directly as principal, in which case the Company and Virtu will enter into a separate terms agreement (a “Terms Agreement”).

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including any price, time or size limits or other customary parameters or conditions. The Company intends to sell shares pursuant to the Equity Distribution Agreement from time to time in varying amounts, which may be limited, based upon factors including (among others) market conditions, trading liquidity, the trading price of the Common Stock, and determinations by the Company of its need for, and appropriate sources of, additional capital. Subject to the terms and conditions of the Equity Distribution Agreement, Virtu may sell the shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) on or through The Nasdaq Global Select Market (“Nasdaq”) or any other market venue where the Common Stock may be traded, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods. Pursuant to the Equity Distribution Agreement, the Company will pay Virtu a commission equal to up to 2.5% of the gross sales price per share of Common Stock sold through Virtu under the Equity Distribution Agreement, and has provided Virtu with customary representations, warranties, covenants and indemnification rights. The Equity Distribution Agreement may be terminated by the Company upon written notice to Virtu or by Virtu upon written notice to the Company. In the case of any purchase of shares by Virtu directly as principal pursuant to a Terms Agreement, such Terms Agreement may be terminated by Virtu upon notice to the Company under certain circumstances.

Any sales of shares under the Equity Distribution Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267361) filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2022, which was declared effective on September 20, 2022. The Company filed a prospectus supplement with the Commission on December 1, 2023 in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement.

The foregoing is only a brief description of the material terms of the Equity Distribution Agreement and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated December 1, 2023, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Equity Distribution Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7.01.	Regulation FD Disclosure

On December 1, 2023, the Company issued a press release announcing the filing of the prospectus supplement and entry into the Equity Distribution Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished, and not filed:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of December 1, 2023, by and between Vroom, Inc. and Virtu Americas LLC.

5.1	Opinion of Latham & Watkins, LLP.

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).

99.1	Press Release of Vroom, Inc. dated December 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: December 1, 2023	By:	/s/ Robert Krakowiak
Robert Krakowiak
Chief Financial Officer